Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our reports dated April 13, 2007 and April 25, 2007, relating to the financial statements of Golub Capital International, Ltd. and Golub Capital Partners IV, L.P., respectively, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company
New York, New York May 14, 2007